BEN & JERRY'S HOMEMADE, INC.
                EXHIBIT 11- COMPUTATION OF NET EARNINGS PER SHARE
                     (In thousands except per share amounts)
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                                                           Thirteen weeks ended         Thirty-nine weeks ended
                                                         September 25,   September 26,   September 25,  September 26,
                                                               1999            1998            1999           1998
                                                        ------------     ------------   -------------  -------------
Numerator:
      Net income                                             $3,535          $2,892          $7,947         $5,402
                                                        ------------     ------------   -------------  -------------
Denominator:
      Denominator for basic earnings per share-
          weighted-average shares                             7,132           7,181           7,123          7,223

      Dilutive stock options                                    377             265             440            258
                                                        ------------     ------------  -------------  -------------

      Denominator for diluted earnings per share-
          adjusted weighted-average shares and
          assumed conversions                                 7,509           7,446           7,563          7,481
                                                        ============     ============   =============  =============
      Net income per common share
          Basic                                               $0.50           $0.40           $1.12          $0.75
                                                        ============     ============   =============  =============
          Diluted                                             $0.47           $0.39           $1.05          $0.72
                                                        ============     ============   ============  =============
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